UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2006

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(858) 450-9333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In May 2004, AMCC acquired IBM’s Embedded PowerPC business. In conjunction with that transaction IBM transferred 51 of its PowerPC employees in France to AMCC. The transfer was made pursuant to the “forced march” provisions of the French Labor Code. In October 2004, the IBM Works Council together with the trade union sued IBM, challenging the transfer of employees to AMCC. In December 2005, the Court of Appeals in France ruled that the IBM PowerPC employees should not have been transferred to AMCC. As a result, all of AMCC’s PowerPC employees in France can elect to return to IBM. We do not know at this time how many of these employees will elect to return to IBM, but we believe that most, if not all, will elect to return. IBM has agreed to provide transitional services to AMCC from the employees who elect to return to IBM as a result of ruling. Additionally, AMCC will seek permanent replacements for departing employees, where necessary.

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the company’s workforce transfer, hiring replacement employees and IBM’s agreement to provide transitional services to the company. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the company’s belief that most, if not all, of the French PowerPC employees will elect to return to IBM, the company’s ability to identify and hire suitable candidates to replace the departing employees and whether IBM fully performs its agreement to provide transitional services to the company]. More information about potential factors that could affect the company’s business and financial results is included in the “Risk Factors” set forth in the company’s Annual Report on Form 10-K for the year ended March 31, 2005, and the company’s subsequent filings with the Securities and Exchange Commission. Actual results could differ materially from those set forth in the forward-looking statements as a result of such risk factors as well as other risks and uncertainties. We do not undertake any obligation to update any forward-looking statements for any reason after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: January 17, 2006	By:	/s/ Robert G. Gargus
Robert G. Gargus Senior Vice President and Chief Financial Officer

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